DECKERS BRANDS REPORTS FIRST QUARTER FISCAL 2024 FINANCIAL RESULTS

•FIRST QUARTER FY 2024 REVENUE INCREASED 10% TO $676 MILLION
•FIRST QUARTER FY 2024 DILUTED EARNINGS PER SHARE INCREASED 45% TO $2.41
•FY 2024 DILUTED EARNINGS PER SHARE GUIDANCE RAISED TO RANGE OF $21.75-$22.25

Goleta, California (July 27, 2023) -- Deckers Brands (NYSE: DECK), a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories, today announced financial results for the first quarter ended June 30, 2023. The Company also provided an update to its financial outlook for the full fiscal year ending March 31, 2024.

"Deckers begins fiscal year 2024 in a position of strength, accelerating towards our outlook for the full year, which has been raised to reflect HOKA brand momentum," said Dave Powers, President and Chief Executive Officer. “We remain dedicated to delivering results in alignment with our strategic focus to grow DTC and build our presence within international markets. Combined with our disciplined brand marketplace management and nimble operating model, this approach underscores our confidence to achieve our increased full-year outlook and drive long-term success for our brands.”

First Quarter Fiscal 2024 Financial Review (Compared to the Same Period Last Year)

•Net sales increased 10.0% to $675.8 million compared to $614.5 million. On a constant currency basis, net sales increased 11.1%.
◦Channel
▪Wholesale net sales were $425.4 million compared to $429.4 million.
▪Direct-to-Consumer (DTC) net sales increased 35.3% to $250.4 million compared to $185.1 million. DTC comparable net sales increased 33.4%.
◦Geography
▪Domestic net sales increased 9.1% to $419.5 million compared to $384.5 million.
▪International net sales increased 11.4% to $256.3 million compared to $229.9 million.
•Gross margin was 51.3% compared to 48.0%.
•Selling, general, and administrative (SG&A) expenses were $275.7 million compared to $238.4 million.
•Operating income was $70.7 million compared to $56.3 million.
•Diluted earnings per share was $2.41 compared to $1.66.

First Quarter Fiscal 2024 Brand Summary (Compared to the Same Period Last Year)

•HOKA® brand net sales increased 27.4% to $420.5 million compared to $330.0 million.
•UGG® brand net sales decreased 6.0% to $195.5 million compared to $207.9 million.
•Teva® brand net sales decreased 18.8% to $48.4 million compared to $59.6 million.
•Sanuk® brand net sales decreased 32.3% to $9.6 million compared to $14.2 million.
•Other brands, primarily composed of Koolaburra®, net sales decreased 33.9% to $1.8 million compared to $2.7 million.

Balance Sheet (June 30, 2023 as compared to June 30, 2022)

•Cash and cash equivalents were $1.047 billion compared to $695.2 million.
•Inventories were $740.6 million compared to $839.5 million.
•The Company had no outstanding borrowings.

Stock Repurchase Program

During the first quarter, the Company repurchased approximately 52 thousand shares of its common stock for a total of $25.5 million at a weighted average price paid per share of $485.95. As of June 30, 2023, the Company had approximately $1.331 billion remaining under its stock repurchase authorization.

Full Fiscal Year 2024 Outlook for the Twelve Month Period Ending March 31, 2024

The Company's full fiscal year 2024 outlook is forward-looking in nature, reflecting our expectations as of July 27, 2023, and is subject to significant risks and uncertainties that limit our ability to accurately forecast results. This outlook assumes no meaningful changes to the Company's business prospects or risks and uncertainties identified by management that could impact future results, which include but are not limited to: supply chain disruptions, constraints and related expenses; labor shortages; changes in economic conditions including foreign currency fluctuation, inflationary pressures, consumer confidence and discretionary spending; and geopolitical tensions.

•Net sales are now expected to be approximately $3.980 billion.
•Gross margin is still expected to be approximately 52%.
•SG&A expenses as a percentage of sales are still projected to be approximately 34%.
•Operating margin is still expected to be approximately 18%.
•Effective tax rate is still expected to be approximately 22% to 23%.
•Diluted earnings per share is now expected to be in the range of $21.75 to $22.25.
•The earnings per share guidance does not assume any impact from potential future share repurchases.

Non-GAAP Financial Measures

In certain instances the Company may present financial measures that were not prepared in accordance with generally accepted accounting principles in the United States (non-GAAP financial measures), including constant currency, to provide information that may assist investors in understanding its financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are unrelated to, and may not be indicative of, its core operating results.

The non-GAAP financial measures presented by the Company may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to Deckers. For example, in order to calculate constant currency information, the Company calculates the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period, excluding the effects of foreign currency exchange rate hedges and remeasurements in the condensed consolidated financial statements. Further, the Company reports DTC comparable net sales on a constant currency basis for DTC operations that were open throughout the current and prior reporting periods, and may adjust prior reporting periods to conform to current year accounting policies. These non-GAAP financial measures are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Conference Call Information

The Company’s conference call to review the results for the first quarter fiscal year 2024 will be broadcast live today, Thursday, July 27, 2023, at 4:30 pm Eastern Time and hosted at ir.deckers.com. You can access the broadcast by clicking on the link within the "Webcast" box at the top of the page. A replay of the broadcast will be available for at least 30 days following the conference call and can be accessed under the "Quarterly Earnings" section of the "Financials" tab at the aforementioned website.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high-performance activities. The Company’s portfolio of brands includes UGG®, HOKA®, Teva®, Sanuk®, and Koolaburra®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has 50 years of history building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our projected financial results, including net sales, gross margin, SG&A expenses, operating margin, inventories, effective tax rate, and diluted earnings per share; consumer confidence and discretionary spending; the strength of our brands and demand for our products; our ability to drive future growth and profitability; and our potential repurchase of shares. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," “could,” "estimate," "expected," "intend," "may," “plan,” “predict,” "project," "should," "will," or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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Investor Contact:
Erinn Kohler | VP, Investor Relations & Corporate Planning | Deckers Brands | 805.967.7611

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Three Months Ended June 30,
	2023	2022
Net sales	$675,791	$614,461
Cost of sales	329,367	319,709
Gross profit	346,424	294,752
Selling, general, and administrative expenses	275,688	238,411
Income from operations	70,736	56,341
Total other income, net	(10,628)	(661)
Income before income taxes	81,364	57,002
Income tax expense	17,812	12,153
Net income	63,552	44,849
Total other comprehensive loss, net of tax	(8,299)	(14,966)
Comprehensive income	$55,253	$29,883

Net income per share
Basic	$2.43	$1.67
Diluted	$2.41	$1.66
Weighted-average common shares outstanding
Basic	26,165	26,777
Diluted	26,321	26,948

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollar amounts in thousands)

	June 30, 2023	March 31, 2023
ASSETS		(AUDITED)
Current assets
Cash and cash equivalents	$1,046,889	$981,795
Trade accounts receivable, net	271,203	301,511
Inventories	740,553	532,852
Other current assets	116,514	94,095
Total current assets	2,175,159	1,910,253
Property and equipment, net	288,760	266,679
Operating lease assets	219,200	213,302
Other noncurrent assets	164,783	165,969
Total assets	$2,847,902	$2,556,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$523,014	$265,605
Operating lease liabilities	51,234	50,765
Other current liabilities	161,556	181,010
Total current liabilities	735,804	497,380
Long-term operating lease liabilities	209,367	195,723
Other long-term liabilities	100,610	97,367
Total long-term liabilities	309,977	293,090
Total stockholders' equity	1,802,121	1,765,733
Total liabilities and stockholders' equity	$2,847,902	$2,556,203

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